UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 25, 2006

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On April 25, 2006, First Community Bancshares, Inc. (the “Company”) held its annual meeting of shareholders. Prepared remarks from John M. Mendez, Chief Executive Officer, follow:
Good afternoon and welcome to the meeting. We appreciate your attendance and your interest in First Community Bancshares.
First let me say welcome to the Corporate Center. We have moved the meeting this year from our traditional meeting location at Fincastle Country Club. We have a very brief agenda for our business meeting this year and felt that we could easily accommodate the meeting at this site and give some of you the opportunity to see our facilities here in Bluefield.
We do have only one item of business on the agenda for the meeting today and that is the election of three directors to serve in the class of 2009. We are very fortunate to have all three of our directors from the class of 2006 agreeing to serve another term. We have been blessed with a very strong and committed group of directors who serve this Company with distinction.
And you should know that our board spends countless hours in the execution of their governance duties on behalf of the company and their interest in this Company goes far beyond the obligatory governance requirements and fiduciary responsibilities. I can testify to the level of personal commitment on the part of each of our directors and the time and personal effort and energy that is invested in this Company each month by our director group as they meet and work at the board and board committee level.
Be assured that they are working hard on behalf of you the stockholders, working not for the modest compensation that accompanies the position, but rather for the ideal of building an ever stronger financial institution that serves our communities and our investors in a very meaningful way.
And now as the proxy committee is ascertaining a quorum for the business meeting and tabulating proxies which have been submitted we would like to give you a brief report on the operations of the company for the 2005 fiscal year.
In general, we are very pleased with our results for the recently completed year. In addition to producing strong earnings results we were also able to make headway under our strategic plan with new offices and growth in recently opened offices in some of our new markets, particularly in the Piedmont/Triad in North Carolina.
Let me speak first to our operating results. We closed the 2005 year with record net earnings of $26.3 million. That represents an increase of 17.6% over the preceding year which totaled $22.4 million. As you will recall the 2004 fiscal year was negatively impacted by the sale of our mortgage banking subsidiary in Richmond, Virginia. With that in mind, we are pleased with the $4 million increase year-over-year and what we believe to be solid financial results after exiting the secondary mortgage line of business and the loss of those revenues and also in the face of margin pressure brought on by a combination of rising interest rates and a flat to inverted treasury yield curve throughout 2005. We believe it is notable that we are this year reporting earnings well above the level realized in 2003 when we owned and operated a contributing mortgage company in a very robust mortgage environment. Those former mortgage revenues have now been replaced with portfolio revenues on growth in earning assets.

In 2005 we continued to advance our strategic plan with the opening of new offices to lead the growth of the Company in new markets. These new offices, as expected, produced first year, and in some cases second year losses, and brought with them associated expansion of overhead.
Despite these factors we were able to produce strong, market level returns with a return on average assets at 1.37% and a return on average equity of 13.79%. Both of these financial measures compare very favorably with our reported broad index, the S&P 500 which has produced a compound total return of less than 1% over the last five years versus our reported five year compound return of just over 30%. Translated, that would mean that $100 thousand invested in FCBC stock in 2000 would today be worth over $250 thousand.
Our return on average equity of 13.79% is representative of a high-performing company which is pursuing a balanced strategy of profitability and growth. A portion of our potential earnings are reinvested each year in new offices and personnel and technologies that will allow us to sustain growth over the long-term and posture our company in the optimum position for future growth with consistently strong earnings. A great deal of time, effort and resources are directed at analysis of our position within the markets we serve and analysis of geographic markets that we believe will best serve us in the future.
Every day we must plan for and react to environmental factors that are impacting our company. In 2004 and 2005 we sustained higher costs of corporate compliance and increased audit fees associated with new governance rules. These new levels of overhead, although necessary, create a hurdle for our company in the creation of top line revenues and margins to cover the after tax cost of these new demands of government, regulators, and the markets. I am pleased with the ability of our staff and management to react to these demands with innovations in our business and processes to continually enhance results and work toward the creation of value for your investment in First Community Bancshares. I can assure you that their job grows more complex and more demanding each and every day and we are grateful for the dedication they show to this company and its mission for both customers and you our stockholders.
I have moved a bit off track...So let me get back to our 2005 results for a moment.
In 2005 we completed a couple of non-routine transactions which had a significant impact on our operating results. Both of these transactions were designed to strengthen our company and better position us for growth as comprehended in our strategic plan. The first of these transactions was the sale of one of our branches in Clifton Forge, Virginia. This branch sale was part of an overall branch evaluation and rationalization process that we conduct to assure an appropriate level of contribution and continued prospects for future growth. The Clifton Forge, Virginia, office was not meeting those expectations and the decision was made to sell that office and use the available capital for expansion in regions that better satisfy the Company’s expectations for return and growth. The Clifton Forge office was the first in a series of branch sales. Two additional sales were announced in the first quarter. Those included the Drakes Branch office in Charlotte County, Virginia, and the Rowlesburg, West Virginia, office in Preston County. The sale of these two offices should be complete by early third quarter and will conclude the recent branch evaluation process. The net result of these sales will be a gain on sale of approximately $5.5 million, with $4.4 million recognized in the fourth quarter of 2005. These gains produced capital which will be utilized in the continued expansion of our company in eastern Virginia and the Piedmont/Triad region in North Carolina. We are moving very rapidly on these expansion plans and I will comment on those activities in a moment.
The second non-routine transaction involved the prepayment of $77 million in FHLB wholesale indebtedness, also in the fourth quarter of 2005. This prepayment was part of a balance sheet restructuring that also involved the sale of a small portion of our investment portfolio and the repositioning of $75 million in debt in new lower rate advances which will have a favorable effect on net interest margin throughout 2006 and beyond. The sum effect of this restructuring was the 162 basis point reduction in the cost of $50 million in debt and a 186 basis point reduction in another $25 million. These reductions in interest cost are now in place.
The net effect of these two non-routine transactions on our 2005 financial results was a net gain of about $600 thousand and that resulted in a one-time improvement in EPS of $0.04.
Moving on to our immediate future, we can say that we are excited about our direction. We have a strong development plan for the next 12 to 18 months. We are planning the development of as many as 10 new branches. Six of those are presently underway and at some stage of development. Two prime sites for branch development have been acquired in the Winston-Salem area and we are in the final stages of zoning and permitting. We plan to begin construction on these sites in the next several weeks. These new branches will be located on Route 150 S just south of Winston-Salem in the Oliver’s Crossing Shopping Center and on Route 421 southwest of Winston-Salem in the River Ridge Station Shopping Center. Both of these sites represent a great opportunity to expand our Winston-Salem presence and build on our existing network in two locations that are experiencing significant urban sprawl in the secondary markets for Winston-Salem. We are hopeful that these two branches will be open by year-end.
We are also near completion of the acquisition of a site in the Richmond area which should produce additional growth opportunities in the adjacent Hanover market area. We already have a strong staff in place to man that branch and look for an opening the late fourth quarter or early in 2007. Other sites are also under investigation in the Richmond area with hopes of initiating at least one additional Richmond branch development project within the next 12 months, if not by year-end 2006.
Within West Virginia, we are at various stages of development of new branches in Raleigh and Nicholas Counties. In Raleigh County we have acquired land for a new branch in Daniels, West Virginia, but we have experienced delays associated with the site planning. In Nicholas County we have acquired a site in the Northside Plaza and are preparing to break ground on one of our new 4,000 square foot prototype branches within the coming weeks.
As you can see we are very active in the planned expansion of our branch network. We believe that these new branch projects will offer new sales opportunities and lead to new core account openings, particularly in our newest markets, as well as adding convenience to our overall network. The build-out of our retail branch system in Richmond and Winston-Salem will be a long-term project due to the size of those markets but we are committed to retail growth in those areas to supplement the already strong commercial activities there.
Moving on to our first quarter financial results which were just released this morning, we are pleased with the early results for 2006. This morning we released our first quarter results of operations which included a 14% increase over net income for the first quarter of 2005 bringing quarterly earnings to $6.8 million. This translates into $0.61 per share, or a 15% increase over the comparable quarter in 2005. Despite continued margin pressure, net interest income increased 17.5% over the same quarter in 2005 and reached a level of just over $18 million for the quarter.
The provision for loan losses dropped from $691 thousand in 2005 to $408 thousand for the first quarter of 2006 reflecting continuing improvement in credit quality and a reduction in net charge-off experience from 15 basis points to 10 basis points in the first quarter of 2006. This improvement is coupled with a significant reduction in non-accrual loans from 50 basis points to 19 basis points and an increase in our coverage ratio of allowance to non-accruals from 2.5 times to 5.9 times in the first quarter of 2006.

On the non-interest revenue side we saw 12% improvement in fee-based services and charges on deposit accounts. Also included in non-interest revenues for the first quarter of 2006 was a one-time recovery on a 1997 operating loss. This resulted in an approximate $400 thousand boost to first quarter net income.
Our return on average assets continues a steady climb as we reach new levels of profitability. Our ROA for the first quarter of 2006 was 1.42% and is just below the 1.44% realized last quarter which represented a record fourth quarter for the Company.
Return on average equity has also rebounded nicely in the first quarter of 2006, returning to higher levels and just north of 14%. This compares very favorably with the 13% mark in the first quarter of 2005.
In the first quarter of 2006 we also continued to grow our asset totals as we reached a new quarter-end high of $1.99 billion. First quarter asset growth was 7.5% on an annualized basis, while non-interest bearing core deposits grew at annualized rate of 28%. That growth mark includes some seasonality and it will certainly be difficult to maintain that level throughout the year. Indeed, I would expect that growth rate to be reduced as we move throughout the remaining quarters in 2006.
With that I would like to wrap up the financial review and again say that we are pleased and encouraged by our recent results and we continued to be excited about our direction and proven results.
We appreciate your continued support and we hope that each of you will continue to reward us with your confidence and your trust and the very significant responsibility of managing your investment in First Community Bancshares.
We appreciate your attendance today and welcome the opportunity to speak with you further following the meeting today. Thank you.
This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: April 25, 2006	By:	/s/ Mark A. Wendel

Mark A. Wendel Chief Financial Officer